Exhibit 3.3

THIRD AMENDED AND RESTATED BYLAWS

OF

CHORD ENERGY CORPORATION

Incorporated under the Laws of the State of Delaware

(Amended and Restated July 1, 2022)

ARTICLE I

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

SECTION 1.1. “Assistant Secretary” means an Assistant Secretary of the Corporation.

SECTION 1.2. “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

SECTION 1.3. “Board Chair” means the Board Chair of the Corporation.

SECTION 1.4. “Board of Directors” means the Board of Directors of the Corporation.

SECTION 1.5. “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close.

SECTION 1.6. “Bylaws” means these Third Amended and Restated Bylaws of the Corporation, as amended from time to time.

SECTION 1.7. “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time (including by any Preferred Stock Designation (as defined in the Certificate of Incorporation of the Corporation filed with the Office of the Secretary of State of the State of Delaware on November 19, 2020)).

SECTION 1.8. “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

SECTION 1.9. “Close of Business” shall mean 5:00 p.m. local time at the Office of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

SECTION 1.10. “Common Stock” has the meaning ascribed to such term by the Certificate of Incorporation.

SECTION 1.11. “Corporation” means Chord Energy Corporation, a Delaware corporation.

SECTION 1.12. “DGCL” means the Delaware General Corporation Law, as amended from time to time.

SECTION 1.13. “Director” means a director of the Corporation.

SECTION 1.14. “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as amended from time to time.

SECTION 1.15. “Executive Chair” means the Executive Chair of the Corporation.

SECTION 1.16. “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

SECTION 1.17. “Listing Date” means November 20, 2020, the date on which the Common Stock became registered under the Exchange Act and listed or admitted to trading on a national securities exchange (as defined under the Exchange Act).

SECTION 1.18. “Office of the Corporation” means the principal executive offices of the Corporation, the Corporation’s registered office in the State of Delaware or any other offices of the Corporation designated by the Board of Directors as an Office of the Corporation for purposes of these Bylaws.

SECTION 1.19. “person” shall be interpreted broadly to include natural persons and entities.

SECTION 1.20. “Preferred Stock” has the meaning ascribed to such term by the Certificate of Incorporation.

SECTION 1.21. “President” means the President of the Corporation.

SECTION 1.22. “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 1.23. “SEC” means the U.S. Securities and Exchange Commission.

SECTION 1.24. “Secretary” means the Secretary of the Corporation.

SECTION 1.25. “Stockholder” means a stockholder of the Corporation.

SECTION 1.26. “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner.

SECTION 1.27. “Treasurer” means the Treasurer of the Corporation.

SECTION 1.28. “Vice President” means a Vice President of the Corporation.

ARTICLE II

OFFICES AND RECORDS

SECTION 2.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the Board of Directors in the manner provided by law.

SECTION 2.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 2.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE III

STOCKHOLDERS

SECTION 3.1. Place of Meeting. Meetings of Stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors from time to time.

SECTION 3.2. Annual Meeting. A meeting of Stockholders for the election of Directors and such other business as may be properly brought before the meeting in accordance with these Bylaws shall be held annually at such date and time as may be designated by the Board of Directors from time to time. Any previously scheduled annual meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting.

SECTION 3.3. Special Meeting.

(A) Special meetings of Stockholders may be called at any time by, and only by, (i) the Board of Directors or (ii) solely to the extent required by Section 3.3(B), the Secretary. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

(B) Subject to Section 3.3(F)-(H), a special meeting of Stockholders shall be called by the Secretary upon proper written request or requests (each, a “Meeting Request”) given by or on behalf of one or more Stockholders (each, a “Requesting Stockholder”) of record of at least 25% of the voting power of all outstanding shares of Common Stock of the Corporation (the “Required Percent”). The record date for determining the Stockholders entitled to request a special meeting shall be the date on which the first Meeting Request for such special meeting was received by the Secretary in the manner required by the preceding sentence.

(C) To be in proper form, a Meeting Request shall be dated and signed by the Requesting Stockholder or Requesting Stockholders submitting such Meeting Request, shall be delivered to and received by the Secretary at the Office of the Corporation by hand or by certified or registered mail, return receipt requested, and shall set forth:

(1) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, any material interest in such business of each such Requesting Stockholder and the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(2) the name and address of each such Requesting Stockholder as it appears on the Corporation’s stock ledger;

(3) the number of shares of the Corporation’s Common Stock owned of record and beneficially by each such Requesting Stockholder;

(4) as to each such Requesting Stockholder, the Stockholder Information (as defined in Section 3.13, except that references therein to the “Proponent” and “Stockholder Business” shall instead refer, respectively, to each “Requesting Stockholder” and “the matters proposed to be acted on at the special meeting” for purposes of this paragraph);

(5) any material interest of each Requesting Stockholder in the matters proposed to be acted on at the special meeting;

(6) a representation as to whether each Requesting Stockholder intends (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matters proposed to be acted on at the special meeting or (B) otherwise to solicit proxies from Stockholders in support of the matters proposed to be acted on at the special meeting;

(7) all other information that would be required to be filed with the SEC if the Requesting Stockholders were participants in a solicitation subject to Section 14 of the Exchange Act; and

(8) a representation that each Requesting Stockholder shall provide any other information reasonably requested by the Corporation.

The requirement set forth in clause (4) of the immediately preceding sentence shall not apply to (a) any Stockholder, or beneficial owner, as applicable, who has provided a written request solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Exchange Act Schedule 14A or (b) any Stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner.

(D) The Requesting Stockholders shall also provide any other information reasonably requested from time to time by the Corporation within ten Business Days after each such request.

(E) The Requesting Stockholders shall affirm as true and correct the information provided to the Corporation in the Meeting Request or at the Corporation’s request pursuant to Section 3.3(D) (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting, and (ii) the date that is ten Business Days before the date of the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than (x) five Business Days after the applicable date specified in clause (i) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven Business Days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of ten Business Days before the meeting or reconvening any adjournment or postponement thereof).

(F) A Requesting Stockholder may revoke its Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked Meeting Requests from less than the Required Percent, the Board of Directors, in its discretion, may cancel the special meeting of the Stockholders.

(G) A special meeting requested by Stockholders shall be held at such date, time and place, if any, either within or without the state of Delaware or by means of remote communication, as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not fewer than 30 nor more than 120 days after the receipt by the Secretary in the manner required by Section 3.3(C) of Meeting Requests from the Required Percent.

(H) Notwithstanding anything to the contrary in this Section 3.3:

(i) The determination of the validity of a written request to call a special meeting shall be made by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the Stockholders. Notwithstanding anything to the contrary herein, the Corporation shall not accept, and shall consider ineffective, a written request to call a special meeting requested by Stockholders if (a) the Meeting Requests from the Required Percent do not comply with these Bylaws or the Certificate of Incorporation; (b) the action relates to an item of business that is not a proper subject for Stockholder action under applicable law; (c) the Meeting Requests from the Required Percent are received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of Stockholders and ending on the date of the final adjournment of the next annual meeting of Stockholders (provided, however, that, for purposes of the

Corporation’s first annual meeting of Stockholders after the Listing Date, the date of the immediately preceding annual meeting of Stockholders shall be deemed to be the Listing Date); (d) an identical or substantially similar item of business, as determined in good faith by the Board of Directors, was presented at a meeting of Stockholders held not more than 60 days before the Meeting Requests from the Required Percent are received by the Secretary or (e) the Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; and

(ii) Nothing herein shall prohibit the Board of Directors from including in the Corporation’s notice of any special meeting of Stockholders called by the Secretary additional matters to be submitted to the Stockholders at such meeting not included in the Meeting Request in respect of such meeting.

SECTION 3.4. Record Date.

(A) For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 or less than 10 days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board of Directors and shall not be more than 60 days prior to such action.

(B) If no such record date is fixed by the Board of Directors:

(1) The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held; and

(2) The record date for the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 3.4, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new Voting Record Date for the adjourned meeting, in which case the Board of Directors shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

SECTION 3.5. Notice of Meeting. Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws Stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Notice Record Date and the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these Bylaws or applicable law, notice of any meeting shall be given, not less than 10 days nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. If given by electronic mail, such notice shall be deemed to be given when directed to such Stockholder’s electronic mail address unless the Stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited pursuant to the terms of the DGCL. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 3.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 3.6. Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the Stockholder entitled to notice, or a waiver by electronic transmission by such Stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

SECTION 3.7. List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network or other electronic means as permitted by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

SECTION 3.8. Quorum and Adjournment.

(A) Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of Stockholders, except that when specified business is to be voted on by one or more classes or series of stock voting as a separate class, the holders of a majority of the voting power of the shares of such classes or series shall constitute a quorum of such separate class for the transaction of such business. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(B) In the absence of a quorum, the person presiding over the meeting in accordance with Section 3.12 or, in the absence of such person, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, may adjourn such meeting to another time or place. If a meeting is adjourned (whether before or after establishing a quorum) to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 3.5 to each Stockholder of record entitled to vote at the meeting. If after the adjournment a new Voting Record Date is fixed for the adjourned meeting, the Board of Directors shall fix a new Notice Record Date in accordance with Section 3.4(C) and shall give notice of such adjourned meeting in accordance with Section 3.5 to each Stockholder entitled to vote at such meeting as of the Notice Record Date. The Stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

SECTION 3.9. Proxies. At all meetings of Stockholders, each Stockholder entitled to vote may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

SECTION 3.10. Required Vote. At any meeting of Stockholders, all matters other than the election of directors, except as otherwise provided by the Certificate of Incorporation, these Bylaws or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting for the election of Directors at which a quorum is present; provided, however, that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Section 3.10, a majority of the votes cast means that (a) the number of votes cast “for” a Director must exceed the number of votes cast “against” that Director and (b) abstentions and broker non-votes are not counted as votes cast. Any Director who is not so elected shall offer to tender his or her resignation to the Board of Directors in accordance with Section 4.6. The Nominating & Governance Committee of the Board of Directors (or other named committee delegated comparable authority) will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such committee’s recommendation and publicly disclose its decision in respect of the resignation within 90 days after the date of the certification of the election results.

SECTION 3.11. Inspectors of Elections. The Board of Directors shall, in advance of any meeting of Stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting in accordance with Section 3.12 may appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting in accordance with Section 3.12. and shall be announced at the meeting. No ballot, proxy, vote or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

SECTION 3.12. Conduct of Meetings. The Board of Directors may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. At each meeting of Stockholders, the Board Chair, or, in the absence of the Board Chair, the Chief Executive Officer or, if the Chief Executive Officer is absent, any officer of the Corporation designated by the Board of Directors (or in the absence of any such designation, the President or most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board of Directors, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn (whether or not a quorum is present), recess and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants, and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Subject to any prior, contrary determination by the Board of Directors, the person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors and, if the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

SECTION 3.13. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Stockholders at an annual meeting of Stockholders may be made (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors (or any committee thereof) or (c) by any Stockholder who (i) was a Stockholder of record at the time of giving of notice provided for in this Bylaw, on the record date for the determination of the Stockholders entitled to vote at the meeting, and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination. Except for the nomination of Proxy Access Nominees in accordance with Section 3.14 or the submission of proposals pursuant to Rule 14a-8 under the Exchange Act, clause (c) of this Section 3.13(A)(1) shall be the exclusive means for a Stockholder to nominate candidates for election as Directors (“Stockholder Nominees”) or to bring other business (“Stockholder Business”) before an annual meeting of the Stockholders.

(2) At any annual meeting of Stockholders, all nominations of Stockholder Nominees and proposals of Stockholder Business must be made by timely notice thereof in writing given by or on behalf of a Stockholder of record (the “Stockholder Notice”) and must otherwise be a proper matter for Stockholder action under applicable law.

(3) To be timely in the case of an annual meeting of Stockholders, a Stockholder Notice shall be delivered to the Secretary and received at the Office of the Corporation not earlier than the Close of Business on the 120th day and not later than the Close of Business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held during the prior year, then to be timely the Stockholder Notice must be so received at the Office of the Corporation (x) not earlier than the Close of Business on the 120th day prior to the date of such annual meeting and (y) not later than the Close of Business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the date of such annual meeting was first announced by Public Disclosure; provided further that for purposes of the Corporation’s first annual meeting of Stockholders after the Listing Date, the date of the prior year’s annual meeting of Stockholders shall be April 28, 2020. In no event shall any adjournment or postponement of an annual meeting or the Public Disclosure thereof commence a new time period (or extent any time period) for the giving of a Stockholder Notice.

(4) Notwithstanding anything in Section 3.13(A)(3) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Disclosure by the Corporation naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting (or, in the case of the Corporation’s first annual meeting after the Listing Date, 100 days prior to the first anniversary of the Listing Date), a Stockholder Notice of Stockholder Nominees shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary and received at the Office of the Corporation not later than the Close of Business on the 10th day following the day on which such Public Disclosure is first made by the Corporation.

(5) To be in proper form in the case of an annual meeting of Stockholders, a Stockholder Notice must set forth:

(a) the name and record address of each Stockholder (the “Proponent”) nominating the Stockholder Nominee or proposing the Stockholder Business, as applicable, as they appear on the Corporation’s books;

(b) the name and address of any Stockholder Associated Person;

(c) in the case of a nomination, the name and address of the Stockholder Nominee(s);

(d) as to each Proponent and Stockholder Associated Person, (i) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by the Proponent or Stockholder Associated Person (provided, however, that for purposes of this Section 3.13(A)(5), a person shall be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (ii) the date such shares were acquired, (iii) in the case of a proposal of Stockholder Business, a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (iv) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation directly or indirectly owned beneficially by each Proponent and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) a description of any Short Interest held by each Proponent and any Stockholder Associated Person, presently or within the last 12 months in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) and (vi) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or any Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation. The information specified in Section 3.13(A)(5)(a)-(d) is referred to herein as “Stockholder Information”;

(e) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting, will continue to hold stock of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to nominate such Stockholder Nominee and/or propose such Stockholder Business, as applicable;

(f) in the case of a nomination of a Stockholder Nominee, (i) the principal occupation or employment of each Stockholder Nominee (present and for the past five years), (ii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies for election of Directors in a contested election subject to Section 14 of the Exchange Act, (iii) the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and (iv) a completed signed questionnaire, representation and agreement required by Section 4.3;

(g) in the case of a nomination of a Stockholder Nominee, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among a Proponent, Stockholder Associated Person and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee and his or her affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (or any successor provision) if the Proponent, Stockholder Associated Person or their respective affiliates or associates, or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(h) in the case of a proposal of Stockholder Business, (i) a brief description of the Stockholder Business desired to be brought before the annual meeting, (ii) the text, if any, of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), and (iii) the reasons for conducting such Stockholder Business at the meeting and any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(i) a representation as to whether the Proponent intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such Stockholder Nominee(s) and/or approve or adopt such Stockholder Business, as applicable or (ii) otherwise to solicit proxies from Stockholders in support of such Stockholder Nominee(s) and/or Stockholder Business, as applicable;

(j) all other information that would be required to be filed with the SEC if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(k) a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(B) Special Meetings of Stockholders.

(1) If the Corporation’s notice of a special meeting includes the election of Directors, nominations of persons for election to the Board of Directors at such meeting may be made (a) by or at the direction of the Board of Directors or (b) by any Stockholder who (i) was a Stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such nomination. Subject to Section 3.13(C), clause (b) of the preceding sentence shall be the exclusive means for a Stockholder to nominate Stockholder Nominees before a special meeting of the Stockholders. For avoidance of doubt, in connection with any special meeting, Stockholders cannot propose Stockholder Business that is not included in the Corporation’s notice of the meeting and Stockholders may nominate Stockholder Nominees for election at such meeting only if the Corporation’s notice of the meeting specifies the election of Directors as among the purposes of such meeting.

(2) Subject to Section 3.13(C), at any special meeting of Stockholders at which Directors are to be elected, all nominations of Stockholder Nominees must be made by timely delivery of a Stockholder Notice.

(3) To be timely in the case of a special meeting of Stockholders, a Stockholder Notice shall be delivered to the Secretary and received at the Office of the Corporation (x) not earlier than the Close of Business on the 120th day prior to such special meeting and (y) not later than the Close of Business on the later of the 90th day prior to such special meeting and the 10th day following the day on which the date of such special meeting was first announced by Public Disclosure. In no event shall any adjournment or postponement of a special meeting or the Public Disclosure thereof commence a new time period (or extent any time period) for the giving of a Stockholder Notice.

(4) Notwithstanding anything in Section 3.13(B)(3) to the contrary, in the event that the number of directors to be elected to the Board of Directors at such special meeting is increased and there is no Public Disclosure by the Corporation naming all of the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to such special meeting, a Stockholder Notice of Stockholder Nominees shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary and received at the Office of the Corporation not later than the Close of Business on the 10th day following the day on which such Public Disclosure is first made by the Corporation.

(5) To be in proper form in the case of a special meeting of Stockholders, a Stockholder Notice must set forth all of the information required by Section 3.13(A)(5) in the case of a Stockholder Nominee nominated for election at an annual meeting.

(C) General.

(1) In addition to the information required by Section 3.13(A)-(B), the Proponents shall also provide any other information reasonably requested from time to time by the Corporation within 10 Business Days after each such request. In addition, the Proponents shall affirm as true and correct the information provided to the Corporation in the Stockholder Notice or at the Corporation’s request pursuant to the preceding sentence (and shall update or supplement such information as needed so that such information shall be true and correct) as of (a) the record date for the meeting, (b) in the case of an annual meeting of Stockholders, the date that is 10 calendar days before the first anniversary date of the Corporation’s proxy statement released to Stockholders in connection with the previous year’s annual meeting (this clause (b) being inapplicable in the case of the first annual meeting after the Listing Date) and (c) the date that is 10 Business Days before the meeting and, if applicable, before reconvening any adjournment or postponement thereof. Such affirmation, update and/or supplement must be delivered to the Secretary and received at the Office of the Corporation by no later than (x) five

Business Days after the applicable date specified in clause (a) or (b) of the foregoing sentence (in the case of the affirmation, update and/or supplement required to be made as of those dates), and (y) not later than seven Business Days before the date for the meeting (in the case of the affirmation, update and/or supplement required to be made as of 10 Business Days before the meeting or reconvening any adjournment or postponement thereof).

(2) Except to the extent otherwise determined by the Board of Directors, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination of any Stockholder Nominee and/or the proposal of any Stockholder Business, as applicable, was not properly brought before the meeting in accordance with the procedures set forth in this Section 3.13. Any such nomination or business not properly brought before the meeting shall be disregarded and such Stockholder Nominee shall not be qualified for election as a Director (in the case of a nomination) and/or not be transacted (in the case of other business).

(3) Except to the extent otherwise determined by the Board of Directors, if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Stockholders to nominate the Stockholder Nominee and/or present the Stockholder Business, as applicable, such nomination shall be disregarded and such Stockholder Nominee shall not be qualified for election as a Director and/or such business shall not be transacted, as applicable, in either case notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.13, to be considered a qualified representative of the Proponent, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(4) Nothing in this Section 3.13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Further, nothing in this Section 3.13 shall be deemed to affect any rights of the holders of any series of Preferred Stock pursuant to any applicable provision of the Certificate of Incorporation.

SECTION 3.14. Proxy Access for Director Nominations.

(A) Information to be Included in the Corporation’s Proxy Materials. Subject to the terms and conditions set forth in these Bylaws, for annual meetings of Stockholders the Corporation shall include in its proxy statement and in its form of proxy for such meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any committee thereof), the name and the Required Information (as defined below) of any person nominated for election to the Board of Directors who satisfied the eligibility requirements of this Section 3.14 (each a “Proxy Access Nominee”) and who is identified in a proper written notice (a “Proxy Access Notice”) that complies with and is timely delivered pursuant to this Section 3.14 by an Eligible Stockholder (as defined in subsection (E) below). For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement and other proxy materials its own statement(s) or other information relating to, any Eligible Stockholder and/or Proxy Access Nominee, including any information provided to the Corporation with respect to the foregoing.

(B) Certain Definitions. For the purposes of this Section 3.14:

(1) “affiliate” and “associate” shall have the respective meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(2) a person shall be deemed to “own” only those outstanding shares of Voting Stock as to which such person itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of such person, shall be reduced by) any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, regardless of whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates. For purposes of this Section 3.14 a person shall “own” shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 3.14, a person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares so long as such person retains the power to recall such shares on no greater than 5 Business Days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(3) the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Proxy Access Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in subsection (I) below); and

(4) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors.

(C) Notice Period. To be timely, a Stockholder’s Proxy Access Notice must be received by the Secretary at the Office of the Corporation no later than 120 days prior to the anniversary of the mailing of the Corporation’s definitive proxy statement for the immediately preceding year’s annual meeting of Stockholders; provided, however, in the case of the first annual meeting after the Listing Date, the mailing date of the Corporation’s definitive proxy statement for the immediately preceding year’s annual meeting shall be deemed to be 30 days prior to the Listing Date. Neither an adjournment nor a postponement of an annual meeting (or a Public Disclosure thereof) shall begin a new time period for delivering a Proxy Access Notice.

(D) Permitted Number of Proxy Access Nominees. The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders appearing in the Corporation’s proxy materials pursuant to this Section 3.14 with respect to an annual meeting of Stockholders shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed twenty percent (20%) of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 3.14 (such greater number, the “Permitted Number”); provided, however, that if one or more vacancies on the Board of Directors for any reason occur after the deadline for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of Stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith such that the number of Directors subject to election by the holders of Voting Stock is reduced, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. The Permitted Number shall also be reduced by:

(1) the number of Stockholder Nominees as to whom the Corporation shall have timely received one or more Stockholder Notices in proper form pursuant to Section 3.13(A); provided, however, that the Permitted Number after such reduction shall not be less than one;

(2) the number of Director candidates who will be included in the Corporation’s proxy materials with respect to such annual meeting as nominees unopposed (by the Corporation) or recommended by the Board of Directors (or any committee thereof) pursuant to an agreement, arrangement or other understanding with any holder or group of holders of Voting Stock (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock by such holder or group of holders from the Corporation), other than any such director candidate (a) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office or (b) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors (or any committee thereof), for at least two consecutive annual terms immediately preceding the applicable annual meeting; provided, however, that the Permitted Number after such reduction shall not be less than one;

(3) the number of Directors in office who were previously elected to the Board of Directors as Proxy Access Nominees pursuant to this Section 3.14 at any annual meeting of Stockholders in the preceding two years and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors (or any committee thereof); and

(4) the number of Director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 for the upcoming annual meeting of Stockholders, but who were thereafter nominated for election at such meeting by the Board of Directors (or any committee thereof).

An Eligible Stockholder submitting more than one Proxy Access Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 3.14 shall rank such Proxy Access Nominees based on the order that the Eligible Stockholder desires such Proxy Access Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Proxy Access Nominees pursuant to this Section 3.14 for an annual meeting of Stockholders exceeds the Permitted Number, then the highest ranking qualifying Proxy Access Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership of Voting Stock disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Proxy Access Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After the Permitted Number is so reached, if any Proxy Access Nominee previously included in the Permitted Number ceases to be a Proxy Access Nominee for any reason (other than the Corporation’s failure to include such Proxy Access Nominee in the Corporation’s proxy materials in violation of this Section 3.14) or otherwise withdraws his or her nomination or becomes unwilling or unable to continue to stand for election as a Director, the Corporation nevertheless shall not be required to include in its proxy materials pursuant to this Section 3.14 any substitute nominee or nominees with respect to the annual meeting of Stockholders.

(E) Definition of Eligible Stockholder. An “Eligible Stockholder” is one or more persons who:

(1) own and have owned (as defined above) continuously for the shorter of (i) the period from the Listing Date to the date that the Proxy Access Notice is received at the Office of the Corporation and (ii) at least three years prior to the date that the Proxy Access Notice is received at the Office of the Corporation (such shorter period, the “Minimum Holding Period”) at least three percent (3%) of the aggregate voting power of the Voting Stock as of the most recent date prior to the submission of the Proxy Access Notice for which such amount is given in any filing by the Corporation with the SEC (the “Proxy Access Request Required Shares”);

(2) continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received at the Office of the Corporation and the date of the applicable annual meeting; and

(3) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 3.14; provided, however, that the aggregate number of record Stockholders and beneficial owners whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one record Stockholder or beneficial owner for the purpose of determining the aggregate number of record Stockholders and beneficial owners in this subsection (E), but only if each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 3.14. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 3.14, and no record Stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder, with respect to any annual meeting of Stockholders. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in this Section 3.14) any of the shares constituting the Proxy Access Request Required Shares of the Eligible Stockholder. Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund), each provision in this Section 3.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions (including to have owned the Proxy Access Request Required Shares continuously for the Minimum Holding Period and through the date of the annual meeting of Stockholders) shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Proxy Access Request Required Shares” definition).

(F) Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(1) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five Business Days following the later of the record date for the annual meeting of Stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Proxy Access Request Required Shares prior to the date of the annual meeting;

(2) if the Eligible Stockholder is not a record Stockholder of the Proxy Access Request Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Proxy Access Request Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a Stockholder proposal under such rule;

(3) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(4) as to the Eligible Stockholder and each Proxy Access Nominee, the information required by Section 3.13(A)(5)(d)(iv)-(v) (except that the references to the “Proponent” and to “any Stockholder Associated Person” in such clauses shall instead refer, respectively, to the “Eligible Stockholder” and “each Proxy Access Nominee” for purposes of this paragraph);

(5) as to each Proxy Access Nominee:

(a) the items specified in Section 3.13(A)(5)(f) (including the questionnaire, representation and agreement required by Section 4.3) (except that the references to “Stockholder Nominee” in such sections shall instead refer to “Proxy Access Nominee,” and the reference to the “Stockholder Associated Person” may be disregarded, for purposes of this paragraph) and an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee agrees not to be named in any other person’s proxy statement or form of proxy;

(b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and such Proxy Access Nominee and his or her affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC (or any successor provision) if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proxy Access Nominee were a director or executive of such registrant; and

(c) any other information relating to the Proxy Access Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(6) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:

(a) represents that it intends to continue to hold the Proxy Access Request Required Shares through the date of, and to vote the Proxy Access Request Required Shares at, the annual meeting of Stockholders;

(b) represents that it acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Proxy Access Nominee presently has such intent;

(c) represents and agrees that it has not nominated and will not nominate for election to the Board of Directors at the annual meeting of Stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 3.14;

(d) represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors;

(e) represents and agrees that it has not distributed and will not distribute to any Stockholder or beneficial owner of Voting Stock any form of proxy for the annual meeting other than the form distributed by the Corporation;

(f) represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;

(g) agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders and beneficial owners of Voting Stock or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting;

(h) agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (g) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 3.14; and

(i) agrees to file with the SEC any written solicitation of the Stockholders or beneficial owners of Voting Stock relating to the annual meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A under the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A under the Exchange Act;

(7) in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members (other than a Custodian Holder) of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of the Eligible Stockholder group with respect to all matters relating to the nomination under this Section 3.14 (including withdrawal of the nomination); and

(8) in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund are counted as one record Stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund.

(G) Additional Required Information. In addition to the information required pursuant to Section 3.14(F) or any other provision of these Bylaws, (i) the Corporation from time to time may require any proposed Proxy Access Nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 4.3(B)), (b) that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (c) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a Director or (d) as may otherwise be reasonably requested, and (ii) the Corporation from time to time may require the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Proxy Access Request Required Shares for the Minimum Holding Period or other compliance with this Section 3.14.

(H) Duty to Update, Supplement and Correct. Any information required by this Section 3.14 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Proxy Access Nominee, as applicable, by delivery to the Secretary (i) no later than 10 days after the record date for determining the Stockholders entitled to vote at the annual meeting of Stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting of Stockholders, of such information as of the date that is 10 days before the annual meeting of Stockholders. Further, in the event that any information or communications provided (pursuant to this Section 3.14 or otherwise) by the Eligible Stockholder or the Proxy Access Nominee to the Corporation or its Stockholders or beneficial owners of Voting Stock ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect (including any inaccuracy or omission).

(I) Supporting Statement. The Eligible Stockholder may provide to the Secretary, at the time the Proxy Access Notice is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words in support of the candidacy of each such Eligible Stockholder’s Proxy Access Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(J) Exclusion From Proxy Materials. Notwithstanding anything to the contrary contained in this Section 3.14, the Corporation shall not be required pursuant to this Section 3.14 to include a Proxy Access Nominee in its proxy materials for any annual meeting of Stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Board of Directors determines that:

(1) such Proxy Access Nominee would not satisfy the Independence Standards;

(2) the election of such Proxy Access Nominee as a Director would cause the Corporation to be in violation of its Certificate of Incorporation, these Bylaws, the rules or listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation;

(3) such Proxy Access Nominee is, or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(4) such Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(5) such Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(6) such Proxy Access Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.14 or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of Stockholders;

(7) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;

(8) such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 3.14; or

(9) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

For the purpose of this subsection (J), the occurrence of clauses (1) through (4) and, to the extent related to a breach or failure by the Proxy Access Nominee, clauses (7) and (8) will result in the exclusion from the proxy materials pursuant to this Section 3.14 of the specific Proxy Access Nominee to whom the ineligibility applies and any related Statement or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominee not being eligible or qualified for election at such annual meeting of Stockholders, and, in either case, no other nominee may be substituted by the Eligible Stockholder that nominated such Proxy Access Nominee. The occurrence of clause (9) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (7) and (8) will result in the shares owned by such Eligible Stockholder (or such member of any group of persons that together is such Eligible Stockholder) being excluded from the Proxy Access Request Required Shares and, if as a result the persons who together nominated the Proxy Access Nominee shall no longer constitute an Eligible Stockholder, will result in the exclusion from the proxy materials pursuant to this Section 3.14 of all of such persons’ Proxy Access Nominees and any related Statements or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominees not being eligible or qualified for election at such annual meeting of Stockholders.

(K) Attendance of Eligible Stockholder at Annual Meeting. Notwithstanding the foregoing provisions of this Section 3.14, unless otherwise required by law or otherwise determined by the Board of Directors or person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative (as defined below) of the Eligible Stockholder appears at the annual meeting of Stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation. A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

(L) Exclusive Method. This Section 3.14 shall be the exclusive method for Stockholders to include nominees for director election in the Corporation’s proxy materials.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 4.2. Number, Tenure. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the initial number of Directors as of the adoption of these Bylaws shall be ten and thereafter shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

SECTION 4.3. Director Qualification. To be qualified to be a nominee for election or reelection as a Director, the nominee must deliver (in accordance with the time periods prescribed for delivery of a Stockholder Notice or Proxy Access Notice under Section 3.13 or Section 3.14, respectively (in the case of a Stockholder Nominee or Proxy Access Nominee), or upon request of the Secretary from time to time (in the case of a person nominated by or at the direction of the Board of Directors or any committee thereof)) to the Secretary at the Office of the Corporation:

(A) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any Stockholder of record identified by name within five Business Days of such request);

(B) information as necessary to permit the Board of Directors to determine if each such nominee (i) is independent, and satisfies the audit, compensation or other board committee independence requirements, under applicable rules and listing standards of the principal national securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Directors, (ii) is not or has not been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended from time to time, or (iii) is not a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past 10 years ((i) through (iii) collectively, the “Independence Standards”);

(C) a written representation and agreement (in the form provided by the Secretary upon written request of any Stockholder of record identified by name within five Business Days of such request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (iii) will comply, if elected as a Director, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are applicable to Directors and (iv) currently intends to serve as a Director for the full term for which he or she is standing for election; and

(D) such person’s written consent to being named as a nominee for election as a Director and to serving as a Director if elected.

SECTION 4.4. Lead Independent Director. During any period in which (a) there is an Executive Chair or (b) the Board Chair is the same person designated by the Board of Directors as the Chief Executive Officer of the Corporation, the Board of Directors shall elect a Lead Independent Director from among the then-current directors who are independent under the listing standards of each principal U.S. exchange upon which the Common Stock of the Corporation is listed, to determine, among other things, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors. The Lead Independent Director shall have the duty and power to call and preside over meetings of the non-management directors and shall have such other duties and powers as may be prescribed by the Board of Directors. Any Lead Independent Director shall hold such office until such director’s earlier death, resignation, retirement, disqualification or removal, the election of any successor by the Board of Directors from time to time, or when the conditions requiring the appointment of a Lead Independent Director are no longer present.

SECTION 4.5. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect Directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board of Directors may be filled solely by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, or a sole remaining Director. A Director so elected shall be elected to hold office until the earliest of (a) the expiration of the term of office of the Director whom he or she has replaced, (b) a successor is elected and qualified and (c) the Director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of Directors shall shorten the term of any incumbent Director.

SECTION 4.6. Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Board of Directors, the Board Chair, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time of receipt of such notice or at such later time, or such later time determined upon the happening of an event, as is therein specified.

SECTION 4.7. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4.8. Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the Board Chair, or the Chief Executive Officer on at least 24 hours’ notice to each Director given by one of the means specified in Section 4.11 other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Board Chair, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of any two or more Directors.

SECTION 4.9. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 4.10. Adjourned Meetings. A majority of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for 24 hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

SECTION 4.11. Notice Procedure. Subject to Section 4.10 and Section 4.12, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by electronic mail or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

SECTION 4.12. Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the Director, or a waiver by electronic transmission by such Director, whether before or after such notice is required (and whether before or after such meeting is held), shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

SECTION 4.13. Quorum; Action by Majority Vote. The presence of a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that in no case shall a quorum consist of less than one-third of the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors. Except as otherwise expressly provided in Article V, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Directors present at a meeting at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

SECTION 4.14. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE V

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors may designate one or more committees in accordance with Section 141(c) of the DGCL. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article IV. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to delegate authority to, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors. Any action permitted to be taken by the Board of Directors pursuant to this Article V shall be taken by adoption of a majority of a resolution of the Whole Board. As used in these Bylaws, the term “Whole Board” shall mean the total number of authorized directors, regardless of whether there exists any vacancies in previously authorized directorships. For example, if the Whole Board is seven authorized directors, then the vote of four directors shall constitute a majority of the Whole Board, even if there are two vacancies on the Board of Directors at such time.

ARTICLE VI

OFFICERS

SECTION 6.1. Positions. The offices of the Corporation shall include a Board Chair (or an Executive Chair, as described below), a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers as the Board of Directors from time to time may deem proper, who shall exercise such powers and perform such duties as shall be determined by the Board of Directors from time to time. Any number of offices may be held by the same person. The Corporation may appoint an Executive Chair who shall exercise all such powers and duties as those given to the Board Chair, but at no time shall there be both an Executive Chair and a Board Chair.

SECTION 6.2. Term of Office. Each officer of the Corporation shall hold office from the time of his or her election by the Board of Directors and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of receipt of such notice or at such later time, or at such later time determined upon the happening of an event, as is therein specified. Any officer may be removed at any time with or without cause by the Board of Directors. Any resignation or removal of an officer shall be without prejudice to the contract rights, if any, of such officer, the Corporation or any other person. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights.

SECTION 6.3. Board Chair and Executive Chair. The Board Chair shall preside at all meetings of the Stockholders and of the Board of Directors and perform such other duties as shall be determined from time to time by the Board of Directors. Only Directors shall be eligible to be the Board Chair. If an Executive Chair is appointed in accordance with Section 6.1 above, the Executive Chair shall act as Board Chair, have the duty and power to call and preside over all Board of Director meetings, and may vote at Board of Director meetings on any matter requiring a vote. The Executive Chair shall perform such other duties and fulfill such other functions as may be specified by the Board of Directors or reflected in the terms of any applicable employment contract. References to the Board Chair herein are inclusive of the Executive Chair, as applicable.

SECTION 6.4. Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall have general supervision over the business of the Corporation and other duties incident to the office of Chief Executive Officer, and any other duties as may from time to time be assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Board Chair, perform all duties of the Board Chair, and preside at all meetings of Stockholders and of the Board of Directors.

SECTION 6.5. President. The President shall have such powers and shall perform such duties as may from time to time be assigned to the President by the Board of Directors.

SECTION 6.6. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may from time to time be assigned to such Vice President by the Board of Directors.

SECTION 6.7. Treasurer. The Treasurer (who also may be given the title of Chief Financial Officer, without prejudice to the power of the Board of Directors to designate any other office as that of Chief Financial Officer) shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors, and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer.

SECTION 6.8. Secretary. The Secretary shall attend, and keep or cause to be kept in one or more books provided for that purpose the minutes of, all meetings of the Board of Directors, the committees of the Board of Directors and the Stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and the seal of the Corporation (if any), and the Secretary or an Assistant Secretary shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed, and in general perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors or the Chief Executive Officer.

SECTION 6.9. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or by the Secretary, respectively, or by the Board of Directors or the Chief Executive Officer.

SECTION 6.10. Contracts and Other Instruments. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to subordinate officers and employees of the Corporation.

SECTION 6.11. Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted (including by written consent), and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Board Chair, the Chief Executive Officer, the Treasurer or the Secretary.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another entity, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person, and such indemnification shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

SECTION 7.2. Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

SECTION 7.3. Claims. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 7.4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VII shall be contract rights and shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, the Certificate of Incorporation, agreement, vote of Stockholders or disinterested directors or otherwise.

SECTION 7.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

SECTION 7.6. Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

SECTION 7.7. Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

SECTION 7.8. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

SECTION 8.2. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

SECTION 8.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 8.4. Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), but only if the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of Stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as enacted in the State of Delaware, 6 Del C.§§ 8-101 et seq. The Corporation shall convert any records so kept into clearly legible paper form upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

SECTION 8.5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 8.6. Seal. The Corporation may have a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 8.7. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used unless otherwise specified, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 8.8. Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors. Subject to the provisions of Section 3.13, these Bylaws may also be altered, amended or repealed by the Stockholders, regardless of whether such Bylaws were originally adopted by them or otherwise.

SECTION 8.9. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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